Exhibit 10.28

Termination Agreement

Party A:    Guangxi Liuzhou Baicaotang Medicine Ltd.

Legal Representative: Tang Huitian

Party B:    Shareholders of Liuzhou Baicaotang Property Management Ltd.

Representative: Tang Huitian

Party C:    Liuzhou Baicaotang Property Management Ltd.

Legal Representative: Tan Yuqing

Whereas,

(1)           Party A and Party B entered into a Shares Pledge Agreement on May 3, 2008 and another Shares Pledge Agreement on March 31, 2009 to pledge Party B’s equities in Party C to secure the loans that Party B has borrowed from Party A (the “ Loan ”);

(2)           Party A and Party B have found that they have entered into the two Shares Pledge Agreements in error and intend to correct it.

Party A, Party B and Party C hereby enter into the following agreement:

1.           Party A and Party B agree to terminate the two Shares Pledge Agreements that were signed respectively on May 3, 2008 and March 31, 2009.

2.           Party C agrees to undertake to secure the Loan.  Party A, Party B and Party C confirm that the agreements that Party C has entered into with Party A to pledge all the equities it holds in Guangxi Liuzhou Baicaotang Medicine Retail Co., Ltd. remain in full force and effect.

3.           Any dispute arising out of the performance of this agreement shall be negotiated between the parties.  When failing to get a consistent settlement, any party may submit such dispute to the People’s Court of Liunan District, Liu Zhou City for determination.

4.           The terms and conditions set forth in herein should not be modified unless written agreed by the parties.

5.           This agreement is made in six counterparts with each party holding two copies.  This agreement shall become binding on the date signed by the parties.

Party A: Guangxi Liuzhou Baicaotang Medicine Ltd.

Legal Representative：/s/ Hui Tian Tang

Date: March 2, 2010

Party B: Shareholders of Liuzhou Baicaotang Property Management Co., Ltd

Representative：/s/ Hui Tian Tang

Date: March 2, 2010

Party C: Liuzhou Baicaotang Property Management Ltd.

Legal Representative：/s/: Tan Yuqing

Date: March 2, 2010